UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2007

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2007, Landry's Restaurants, Inc. (the "Company") entered into a Stipulation of Settlement ("Settlement") with U.S. Bank, National Association, Indenture Trustee under the Company's $400 million Senior Notes ("Senior Notes") and certain note holders whereby the previous acceleration of the Senior Notes was rescinded and annulled. As part of the Settlement, the Company paid a $3.0 million consent fee to the note holders, the Company agreed to commence an exchange offering on or before October 1, 2007 to exchange the Senior Notes for new exchange Senior Notes ("Exchange Notes") with a new interest rate of 9.5% and an option for either the Company or the Exchange Note holders to redeem the Exchange Notes at 101 of par. The Company may call the Exchange Notes at anytime before 18 months from the date of the Settlement and the Exchange Note holders may call the Exchange Notes anytime after 18 months from the date of the Settlement on at least 30 days notice. The Company also agreed to pay all reasonable attorneys fees and costs and dismissed the pending litigation previously instituted against the Indenture Trustee and certain note holders.

Item 8.01 Other Events.

See Item 1.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

August 30, 2007	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: EVP & General Counsel